Exhibit 10.2

GUARANTEE AND COLLATERAL AGREEMENT

dated as of March 4, 2022

among

ACER THERAPEUTICS INC.,

and each other Person that becomes a party hereto as a grantor,

each as a Grantor,

and

SWK FUNDING LLC,

as Agent

GUARANTEE AND COLLATERAL AGREEMENT

GUARANTEE AND COLLATERAL AGREEMENT, dated as of March 4, 2022 (as may be amended, restated, amended and restated, waived, supplemented, or otherwise modified from time to time, this “Agreement”), made by each signatory hereto (together with any other Person that becomes a party hereto as provided herein, each individually a “Grantor” and collectively, the “Grantors”), in favor of SWK FUNDING LLC, a Delaware limited liability company, as administrative and collateral agent (in such capacity, together with its successors and assigns, the “Agent”) for the benefit of all Lenders party to the Credit Agreement (as hereafter defined).

Lenders have severally agreed to extend credit to ACER THERAPEUTICS INC., a Delaware corporation (the “Borrower”), pursuant to the Credit Agreement (as defined herein). Borrower is affiliated with each other Grantor. Borrower and the other Grantors are engaged in interrelated businesses, and each Grantor will derive substantial direct and indirect benefit from extensions of credit under the Credit Agreement. It is a condition precedent to each Lender’s obligation to extend credit under the Credit Agreement that Grantors shall have executed and delivered this Agreement to Agent for the benefit of Agent and all Lenders.

In consideration of the premises and to induce Agent and Lenders to enter into the Credit Agreement and to induce Lenders to extend credit thereunder, each Grantor hereby agrees with Agent, for the benefit of Agent and all Lenders, as follows:

1. Definitions.

1.1. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the Code (whether capitalized or lower case, plural or singular, as applicable): Accounts, Money, Certificated Security, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Farm Products, Goods, Health-Care-Insurance Receivables, Instruments, Inventory, Letter-of-Credit Rights, Software and Supporting Obligations.

1.2. When used herein the following terms shall have the following meanings:

“Agent” has the meaning set forth in the preamble hereto.

“Agreement” has the meaning set forth in the preamble hereto.

“Borrower Obligations” means all Obligations of Borrower under and as defined in the Credit Agreement.

“Code” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “Code” means the Uniform Commercial Code (hereinafter defined), as applicable if the context requires, as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Collateral” has the meaning set forth in Section 3 hereof. Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

“Copyright Licenses” means all written agreements naming any Grantor as licensor or licensee, including those listed on Schedule 4, granting any right under any Copyright, including the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright (other than agreements relating to widely-available software subject to “shrink-wrap” or “click-through” software licenses).

“Credit Agreement” means that certain Credit Agreement, dated as of the date hereof, among Borrower, the financial institutions from time to time party thereto (collectively, the “Lenders”) and Agent, as amended, supplemented, restated or otherwise modified from time to time.

“Excluded Property” means, with respect to a Grantor: (i) any item of General Intangibles or other property (including, without limitation, any Material Contract) that is now or hereafter held by such Grantor but only to the extent that such item of General Intangibles or property, including, for the avoidance of doubt, Intellectual Property (or any agreement evidencing such item of General Intangibles or property) contains a term or is subject to a rule of law, statute or regulation that restricts, prohibits, or requires a consent (that has not been obtained) of a Person (other than such Grantor) to, the creation, attachment or perfection of the security interest granted herein, and any such restriction, prohibition and/or requirement of consent is effective and enforceable under applicable law and is not rendered ineffective by applicable law (including, without limitation, pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Code); provided, however, that (x) Excluded Property shall not include any Proceeds of any item of General Intangibles or other property described in this definition, and (y) any item of General Intangibles or such other property described in this definition that at any time ceases to satisfy the criteria for Excluded Property (whether as a result of obtaining any necessary consent, any change in any rule of law, statute or regulation, or otherwise) shall no longer be Excluded Property; (ii) Trademark applications filed in the United States Patent and Trademark Office on the basis of such Grantor’s “intent to use” such Trademark, unless and until acceptable evidence of use of the Trademark has been filed with the United States Patent and Trademark Office pursuant to Section 1(c) or Section 1(d) of the Lanham Act (15 U.S.C. 1051, et seq.); (iii) any asset subject to a Permitted Lien (other than Liens in favor of Agent) securing obligations permitted under the Credit Agreement to the extent that the grant of other Liens on such asset (A) would result in a breach or violation of, or constitute a default under, the agreement or instrument governing such Permitted Lien, (B) would result in the loss of use of such asset or (C) would permit the holder of such Permitted Lien to terminate such Grantor’s use of such asset; (iv) Exempt Accounts; (v) such voting Equity Interests in any Immaterial Foreign Subsidiary as agreed to by Agent in its reasonable discretion from time to time, including pursuant to Section 6.8(b) of the Credit Agreement; and (vi) leasehold and fee interests in real property.

“Fixtures” means all of the following, whether now owned or hereafter acquired by a Grantor: plant fixtures; business fixtures; other fixtures and storage facilities, wherever located; and all additions and accessories thereto and replacements therefor.

“General Intangibles” means all “general intangibles” as such term is defined in Section 9-102(a)(42) of the Code and, in any event, including with respect to any Grantor, all contracts, agreements, instruments and indentures in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same from time to time may be amended, supplemented or otherwise modified, including, without limitation, (a) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (b) all rights of such Grantor to damages arising thereunder and (c) all rights of such Grantor to perform and to exercise all remedies thereunder.

“Guarantor Obligations” means, collectively, with respect to each Guarantor, all payment and performance obligations of such Guarantor hereunder or under any other Loan Document to which such Guarantor is party.

“Guarantors” means the collective reference to each Grantor other than Borrower.

“Identified Claims” means the Commercial Tort Claims described on Schedule 6 as such schedule may be supplemented from time to time.

“Intercompany Note” means any promissory note evidencing loans made by any Grantor to any other Grantor or its Affiliate.

“Investment Property” means the collective reference to (a) all “investment property” as such term is defined in Section 9-102(a)(49) of the Code, (b) all “financial assets” as such term is defined in Section 8-102(a)(9) of the Code, and (c) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Equity, in each case, other than Excluded Property.

“Issuers” means the collective reference to each issuer of any Investment Property.

“Mask Works” means all of any Grantor’s (or if referring to another Person, such other Person’s) now existing or hereafter acquired right, title, and interest in and to mask works or similar rights available for the protection of semiconductor chips.

“Patent Licenses” means all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including any of the foregoing referred to in Schedule 4.

“Permitted Liens” has the meaning ascribed such term in the Credit Agreement.

“Pledged Equity” means the equity interests listed on Schedule 1, as amended from time to time, together with any other equity interests, certificates, options or rights of any nature whatsoever in respect of the equity interests of any Person that may be issued or granted to, or held by, Grantor while this Agreement is in effect, in each case, other than Excluded Property.

“Pledged Notes” means all promissory notes listed on Schedule 1, all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business), in each case, other than Excluded Property.

“Proceeds” means all “proceeds” as such term is defined in Section 9-102(a)(64) of the Code and, in any event, shall include all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

“Receivable” means any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including any Accounts).

“Secured Obligations” means, collectively, all Borrower Obligations and Guarantor Obligations.

“Securities Act” means the Securities Act of 1933, as amended.

“Trademark Licenses” means, collectively, each agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including any of the foregoing referred to in Schedule 4.

2. Guarantee.

2.1. Guarantee.

(a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to Agent, for the benefit of Agent and Lenders and their respective successors, indorsees, transfers and assigns to the extent permitted by and in accordance with the Credit Agreement, the prompt and complete payment and performance by Borrower when due (whether at the stated maturity, by acceleration or otherwise) of Borrower Obligations.

(b) The guarantee contained in this Section 2 shall remain in full force and effect and shall serve as a continuing security, until all of the Secured Obligations have been Paid in Full.

(c) No payment made by Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by Agent or any Lender from Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Secured Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Secured Obligations or any payment received or collected from such Guarantor in respect of the Secured Obligations), remain liable for the Secured Obligations up to the maximum liability of such Guarantor hereunder until the Secured Obligations are Paid in Full.

2.2. Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to Agent and Lenders, and each Guarantor shall remain liable to Agent and Lenders for the full amount guaranteed by such Guarantor hereunder.

2.3. No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by Agent or any Lender, no Guarantor shall be entitled to be subrogated to any of the rights of Agent or any Lender against Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by Agent or any Lender for the payment of the Secured Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all of the Secured Obligations are Paid in Full; provided, however, that each Guarantor agrees that such right of subrogation shall be automatically (without any further action) and irrevocably waived and released in its entirety if any Collateral is acquired by a Person as a result of the exercise of remedies under the Loan Documents, a court order or a plan of reorganization or similar dispositive plan. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Secured Obligations shall not have been Paid in Full (or when such right of subrogation shall have been waived), such amount shall be held by such Guarantor in trust for Agent and Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be promptly turned over to Agent in the exact form received by such Guarantor (duly indorsed (but without any representation or warranty) by such Guarantor to Agent, if required), to be applied against the Secured Obligations, whether matured or unmatured, in a manner that is consistent with the provisions of Section 2.10.2 of the Credit Agreement.

2.4. Amendments, etc. with Respect to the Secured Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Secured Obligations made by Agent or any Lender may be rescinded by Agent or such Lender and any of the Secured Obligations continued, and the Secured Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by Agent or any Lender, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as Agent (or the Required Lenders or all Lenders, as the case may be) may deem advisable from time to time (provided that any such amendment, modification, supplement or termination complies with the relevant provisions of the Credit Agreement, this Agreement and/or such other Loan Document), and any collateral security, guarantee or right of offset at any time held by Agent or any Lender for the payment of the Secured Obligations may be sold, exchanged, waived, surrendered or released to the extent permitted by the Credit Agreement, this Agreement and the other Loan Documents. Neither Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Secured Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

2.5. Guarantee Absolute and Unconditional; Waivers.

(a) Each Guarantor agrees that this Agreement is a guarantee of payment and performance when due and not of collectability. The liability of Guarantors under this Agreement shall be absolute, irrevocable and unconditional irrespective of:

(i) any lack of validity, regularity or enforceability of any Loan Document;

(ii) any lack of validity, regularity or enforceability of this Agreement;

(iii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to departure from any Loan Document;

(iv) any exchange, release or non-perfection of any security interest in any Collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the Secured Obligations;

(v) any failure on the part of Agent or any other Person to exercise, or any delay in exercising, any right under any Loan Document; and

(vi) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Borrower, any Guarantor or any other guarantor with respect to the Secured Obligations (including, without limitation, all defenses based on suretyship or impairment of collateral, and all defenses that Borrower may assert to the repayment of the Secured Obligations, including, without limitation, failure of consideration, breach of warranty, payment, statute of frauds, bankruptcy, lack of legal capacity, lender liability, accord and satisfaction, and usury), this Agreement and the obligations of Guarantors under this Agreement, other than Payment in Full of the Guarantor Obligations.

(b) Each Guarantor hereby agrees that if Borrower or any other guarantor of all or a portion of the Secured Obligations is the subject of a bankruptcy or insolvency case under applicable law, it will not assert the pendency of such case or any order entered therein as a defense to the timely payment of the Secured Obligations. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Secured Obligations and notice of or proof of reliance by Agent or any Lender upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Secured Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2, and all dealings between Borrower and any of the Guarantors, on the one hand, and Agent and Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives (i) diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon Borrower or any of the Guarantors with respect to the Secured Obligations; (ii) notice of the existence or creation or renewal or non-payment of all or any of the Secured Obligations; (iii) all diligence in collection or protection of or realization upon any Secured Obligations or any security for or guarantee of any Secured Obligations; (iv) any right to require Agent or any Lender, as a condition of payment or performance by Guarantor, to (A) proceed against Borrower, any other guarantor of the Guarantor Obligations or any other Person, (B) proceed against or exhaust any security held from Borrower, any such other guarantor or any other Person, (C) proceed against or have resort to any balance of any deposit account or credit on the books of Agent or any Lender in favor of Borrower or any other Person or (D) pursue any other remedy in the power of Agent or any Lender whatsoever; (v) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Borrower or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guarantor Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Borrower or any other Guarantor from any cause other than payment in full of the Guarantor Obligations; (vi) any defense based upon Agent or any Lender’s errors or omissions in the administration of the Guarantor Obligations, except errors and omissions resulting from Agent or any Lender’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a non-appealable order and (vii) (A) any legal or equitable discharge of Guarantor’s obligations hereunder and (B) any rights to set-offs, recoupments and counterclaims.

(c) When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, Agent or any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Secured Obligations or any right of offset with respect thereto, and any failure by Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of Agent or any Lender against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings. Each Guarantor agrees that it is not a surety for purposes of any state statutes providing defenses for sureties, and each Guarantor waives any right that it may have under such statutes to assert the applicability thereof to the provisions of this Agreement to require that Agent commence action against Borrower or any other Person or against any of the Collateral.

(d) Agent or any Lender may, from time to time, at its sole discretion and without notice to any Guarantor, take any or all of the following actions: (i) retain or obtain a security interest in any property to secure any of the Secured Obligations or any obligation hereunder, (ii) retain or obtain the primary or secondary obligation of any obligor or obligors with respect to any of the Secured Obligations, (iii) extend or renew any of the Secured Obligations for one or more periods (whether or not longer than the original period), alter or exchange any of the Secured Obligations, or release or compromise any obligation of any Guarantor or any obligation of any nature of any other obligor with respect to any of the Secured Obligations, (iv) release any guarantee or right of offset or its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Secured Obligations or any obligation hereunder, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property, and (v) resort to any Guarantor for payment of any of the Secured Obligations when due, whether or not Agent or such Lender shall have resorted to any property securing any of the Secured Obligations or any obligation hereunder or shall have proceeded against any other Guarantor or any other obligor primarily or secondarily obligated with respect to any of the Secured Obligations.

2.6. Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to Agent without set-off or counterclaim in Dollars at the office of Agent specified in the Credit Agreement.

2.7. Joint and Several Liability of Guarantors

(a) Each Guarantor is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Lenders under the Credit Agreement, for the mutual benefit, directly and indirectly, of each Guarantor and in consideration of the undertakings of the other Guarantors to accept joint and several liability for the Obligations.

(b) Each Guarantor, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Guarantors, with respect to the payment and performance of all of the Obligations (including, without limitation, any Obligations arising under this Section 2.7), it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each Guarantor without preferences or distinction among them.

(c) If and to the extent that any Guarantor shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Guarantors will make such payment with respect to, or perform, such Obligation until such time as all of the Obligations are Paid in Full.

(d) The Obligations of each Guarantor under the provisions of this Section 2.7 constitute the absolute and unconditional, full recourse Obligations of each Guarantor enforceable against each Guarantor to the full extent of its property and assets charged hereunder, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstances whatsoever, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

(e) Except as otherwise expressly provided in this Agreement, each Guarantor hereby waives, to the fullest extent permitted by applicable law, notice of acceptance of its joint and several liability, notice of any borrowing or any disbursement from any escrow account, notice of the occurrence of any Default, Event of Default, or of any demand for any payment under this Agreement or any other Loan Document, notice of any action at any time taken or omitted by the Agent of any of the Obligations, any requirement of diligence or to mitigate damages and, generally, to the fullest extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise provided in this Agreement). Each Guarantor hereby assents to, and waives, to the extent permitted by law, notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Agent or the Lenders at any time or times in respect of any default by any Guarantor or any other Loan Party in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by the Agent or the Lenders in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Guarantor or any other Loan Party. Without limiting the generality of the foregoing, each Guarantor assents to any other action or delay in acting or failure to act on the part of the Agent or any Lender with respect to the failure by any Guarantor or any other Loan Party to comply with any of its respective Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section 2.7 afford grounds for terminating, discharging or relieving any Guarantor, in whole or in part, from any of its Obligations under this Section 2.7, it being the intention of each Guarantor that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of each Guarantor under this Section 2.7 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each Guarantor under this Section 2.7 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to Loan Party or the Agent or any Lender.

(f) Each Guarantor is obligated to repay the Obligations as a joint and several obligor under this Agreement and the other Loan Documents. To the extent that any Guarantor shall, under this Agreement as a joint and several obligor, repay any of the Obligations constituting Loans made to another Grantor hereunder or other Obligations incurred directly and primarily by any other Guarantor (an “Accommodation Payment”), then the Guarantor making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Guarantors in an amount, for each of such other Guarantors, equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Guarantor’s Allocable Amount and the denominator of which is the sum of the Allocable Amounts of all of the Guarantors. As of any date of determination, the “Allocable Amount” of each Guarantor shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Guarantor hereunder without (i) rendering such Guarantor “insolvent” within the meaning of Section 101(31) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act or Section 2 of the Uniform Fraudulent Conveyance Act, (ii) leaving such Guarantor with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the Uniform Fraudulent Transfer Act or Section 5 of the Uniform Fraudulent Conveyance Act, or (iii) leaving such Guarantor unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the Uniform Fraudulent Transfer Act or Section 5 of the Uniform Fraudulent Conveyance Act. All rights and claims of contribution, indemnification, and reimbursement under this Section 2.7(f) shall be subordinate in right of payment to the prior indefeasible Payment in Full of the Obligations. The provisions of this Section 2.7(f) shall, to the extent inconsistent with any provision in any Loan Document, supersede such inconsistent provision.

(g) Each Guarantor represents and warrants to the Agent and the Lenders that as of the date hereof such Guarantor is currently informed of the financial condition of each Loan Party and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Each Guarantor further represents and warrants to the Agent and the Lenders that such Guarantor has read and understands the terms and conditions of the Loan Documents. Each Guarantor hereby covenants that such Guarantor will continue to keep informed of Guarantors’ financial condition, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations.

(h) The provisions of this Section 2.7 are made for the benefit of the Agent, the Lenders and their respective successors and assigns, and may be enforced by it or them from time to time against any or all Guarantors as often as occasion therefor may arise and without requirement on the part of the Agent, such Lender, successor or assign first to marshal any of its or their claims or to exercise any of its or their rights against any Guarantor or to exhaust any remedies available to it or them against any Guarantor or any other Loan Party or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 2.7 shall remain in effect until all of the Obligations shall have been Paid in Full. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by the Agent or any Lender upon the insolvency, bankruptcy or reorganization of any Guarantor, or otherwise, the provisions of this Section 2.7 will forthwith be reinstated in effect, as though such payment had not been made.

(i) Each Guarantor hereby agrees that it will not enforce any of its rights of contribution or subrogation against any other Guarantor with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to the Agent or the Lenders with respect to any of the Obligations or any collateral security therefor until such time as all of the Obligations have been Paid in Full. Any claim which any Guarantor may have against any other Guarantor with respect to any payments to the Agent or any Lender hereunder or under any other Loan Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the Obligations having been Paid in Full and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Guarantor, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be Paid in Full before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Guarantor therefor.

(j) Each Guarantor hereby agrees that, after the occurrence and during the continuance of any Event of Default, the payment of any amounts due with respect to the indebtedness owing by any Guarantor to any other Guarantor is hereby subordinated to the Obligations having been Paid in Full. Each Guarantor hereby agrees that after the occurrence and during the continuance of any Event of Default and notice by Agent, such Guarantor will not demand, sue for or otherwise attempt to collect any indebtedness of any other Guarantor owing to such Guarantor until the Obligations shall have been Paid in Full. If, notwithstanding the foregoing sentence, such Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Guarantor in trust for the Agent and Lenders, and such Guarantor shall deliver any such amounts to the Agent for application to the Obligations in accordance with Section 2.10.2 of the Credit Agreement.

3. Grant of Security Interest.

(a) Each Grantor hereby assigns and transfers to Agent, and hereby grants to Agent, for the benefit of Agent and Lenders, a security interest in all of the following (if applicable):

(i) all of Grantor’s right, title and interest in and to all of such Grantor’s personal property assets, including any and all Accounts, Chattel Paper (including Electronic Chattel Paper), Deposit Accounts, Documents, Equipment, Farm Products, Fixtures, General Intangibles, Goods, Health-Care-Insurance Receivables, Instruments, Intellectual Property, Inventory, Investment Property, Letter-of-Credit Rights, Software, Money, Supporting Obligations, and Identified Claims, in each case whether now owned or at any time hereafter acquired or arising,

(ii) all books and records pertaining to any of the foregoing,

(iii) all Proceeds and products of any of the foregoing, and

(iv) all collateral security and guarantees given by any Person with respect to any of the foregoing,

(all of the foregoing, collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations; provided, that the Collateral shall not include the Excluded Property.

(b) Each Grantor has full right and power to grant to Agent, for the benefit of Agent and Lenders, a perfected, first-priority security interest (subject to Permitted Liens) and Lien on the Collateral pursuant to this Agreement, subject to no Liens of any kind in favor of any other Person (subject to any Permitted Liens). No Grantor is party to any agreement, document or instruction that conflicts with this Section 3.

(c) Subject to Section 6.8 of the Credit Agreement, each Grantor hereby authorizes Agent to prepare and file financing statements provided for by the Code, or any similar law in any other jurisdiction, and to take such other action as may be required, in Agent’s sole discretion, to perfect and to continue the perfection of Agent’s security interest in the Collateral.

(d) Irrespective of any provision in this Agreement, the prior consent of Agent shall not be required in connection with the licensing or sublicensing of Intellectual Property pursuant to collaborations, licenses or other strategic transactions with third parties (“Permitted Licenses”) permitted by the Credit Agreement. Notwithstanding anything herein to the contrary, the Collateral grant provided in this Section 3 shall not be construed as an assignment of any Intellectual Property.

4. Representations and Warranties.

To induce Agent and Lenders to enter into the Credit Agreement and to induce Lenders to make their respective extensions of credit to Borrower thereunder, each Grantor jointly and severally hereby represents and warrants to Agent and each Lender that:

4.1. Title; No Other Liens. Except for Permitted Liens, the Grantors own each item of the Collateral, tangible and intangible, of any nature whatsoever that they purport to own free and clear of any and all Liens. As of the Closing Date (or the date such Grantor joins this Agreement as it relates to such Grantor), no financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except filings evidencing Permitted Liens and filings which could not reasonably be expected to result in a Material Adverse Effect.

4.2. Perfected First Priority Liens. Each Grantor has full right and power to grant to Agent the security interests contemplated herein, and the security interests granted pursuant to this Agreement are prior and senior to all other Liens on the Collateral in existence on the date hereof except for Permitted Liens expressly permitted by the Credit Agreement.

4.3. Grantor Information. Schedule 2 sets forth, as of the Closing Date (or the date such Grantor joins this Agreement as it relates to such Grantor), (a) each Grantor’s jurisdiction of organization, (b) the location of each Grantor’s chief executive office, (c) each Grantor’s exact legal name as it appears on its organizational documents, (d) each Grantor’s federal business or tax identification number, and (e) each Grantor’s organizational identification number.

4.4. Collateral Locations. Schedule 3 sets forth, as of the Closing Date (or the date such Grantor joins this Agreement as it relates to such Grantor), (a) all locations where Inventory and the Equipment with a fair market value greater than $200,000 at any single location, owned by each Grantor is kept, and (b) whether each such Collateral location is owned or leased (and if leased, specifies the complete name and notice address of each lessor as set forth in the relevant lease). No Collateral with a fair market value greater than $200,000 is located outside the United States or in the possession of any lessor, bailee, warehouseman or consignee, except as indicated on Schedule 3.

4.5. Certain Property. Except as set forth on Schedule 8, none of the Collateral as of the Closing Date constitutes (a) Farm Products, (b) Health-Care-Insurance Receivables or (c) vessels, aircraft or any other property subject to any certificate of title or other registration statute of the United States, any state or other jurisdiction, except for personal vehicles owned by the Grantors and used by employees of the Grantors in the ordinary course of business.

4.6. Investment Property.

(a) Except as otherwise agreed to by Agent in its reasonable discretion, the shares of Pledged Equity pledged by each Grantor hereunder constitute all the issued and outstanding equity interests of each Issuer owned by such Grantor. Each Grantor hereby agrees that it shall take no action to classify any Pledged Equity issued by a limited liability company, general partnership or limited partnership as certificated securities under the terms of Article 8 of the Code.

(b) All of the Pledged Equity issued by a Subsidiary of each Grantor has been duly and validly issued and is fully paid and nonassessable.

(c) Each of the Pledged Notes (if any) constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms (subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing).

(d) Schedule 1 lists all Investment Property owned by each Grantor as of the Closing Date (or the date such Grantor joins this Agreement as it relates to such Grantor). Each Grantor is the record and beneficial owner of the Investment Property pledged by it hereunder that it purports to own, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement and for Permitted Liens.

4.7. Receivables.

(a) No amount payable to such Grantor under or in connection with any Receivable with a fair market value greater than $200,000 is evidenced by any Instrument or Chattel Paper which has not been delivered to Agent.

(b) The amounts represented by such Grantor to Lenders from time to time as owing to such Grantor in respect of the Receivables (to the extent such representations are required by any of the Loan Documents) will at all such times be accurate in all material respects, subject to the inability to collect Receivables in the ordinary course of business.

4.8. Intellectual Property.

(a) Schedule 4 lists all Registered Intellectual Property and, other than agreements relating to widely-available software subject to “shrink-wrap” or “click-through” software licenses, all material Copyright Licenses, Patent Licenses, and Trademark Licenses owned or leased by each Grantor in its own name (or a former name) on the Closing Date (or the date such Grantor joins this Agreement as it relates to such Grantor).

(b) On the Closing Date (or the date such Grantor joins this Agreement as it relates to such Grantor), all Intellectual Property pledged as Collateral is valid, subsisting, unexpired and enforceable, has not been abandoned and, to Grantor’s knowledge, does not infringe on the intellectual property rights of any other Person, in each case, except as could not reasonably be expected, either individually or in the aggregate, to result in a Material Adverse Effect.

(c) Except as set forth in Schedule 4, as of the Closing Date (or the date such Grantor joins this Agreement as it relates to such Grantor), none of the Intellectual Property pledged as Collateral is the subject of any licensing or franchise agreement pursuant to which any Grantor is the licensor or franchisor.

(d) Except as set forth in Schedule 4, no holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or any Grantor’s rights in, any Intellectual Property pledged as Collateral, except as could not reasonably be expected, either individually or in the aggregate, to result in a Material Adverse Effect.

(e) Except as set forth in Schedule 4, no action or proceeding is pending, or, to the knowledge of any Grantor, is threatened in writing, as of the Closing Date (or the date such Grantor joins this Agreement as it relates to such Grantor) (i) seeking to limit, cancel or question the validity of any Intellectual Property pledged as Collateral or any Grantor’s interest therein, or (ii) which, if adversely determined, would materially and adversely affect the value of any Intellectual Property pledged as Collateral, in each case, except as could not reasonably be expected, either individually or in the aggregate, to result in a Material Adverse Effect.

(f) Each Grantor owns and possesses or has a license or other right to use all Intellectual Property pledged as Collateral as is necessary for the conduct of the businesses of such Grantor as currently conducted, without any infringement, to such Grantor’s knowledge, upon rights of others, except such infringement as could not reasonably be expected, either individually or in the aggregate, to result in a Material Adverse Effect.

4.9. Deposit Accounts and Other Accounts. All Deposit Accounts and all other bank accounts, securities accounts and other accounts maintained by each Grantor as of the Closing Date (or the date such Grantor joins this Agreement as it relates to such Grantor), are described on Schedule 5 hereto, which description includes for each such account the name of such Grantor maintaining such account, the name and address of the financial institution at which such account is maintained, and the account number of such account.

4.10. Excluded Property. Except as set forth in Schedule 7, each Grantor represents, warrants and covenants that it does not, as of the Closing Date (or the date such Grantor joins this Agreement as it relates to such Grantor), own any Excluded Property, which by itself is, and/or when aggregated, are material to the business of Borrower and its Subsidiaries, taken as a whole.

5. Covenants.

Each Grantor covenants and agrees with Agent and Lenders that, from and after the date of this Agreement until the Secured Obligations shall have been Paid in Full:

5.1. Delivery of Instruments, Certificated Securities and Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument (other than, for greater certainty, a license agreement), Certificated Security or tangible Chattel Paper, in each case with a fair market value greater than $200,000 individually or $500,000 in the aggregate, Grantor shall notify Agent, and upon request by Agent, such Instrument, Certificated Security or tangible Chattel Paper shall be promptly delivered to Agent, duly indorsed in a manner reasonably satisfactory to Agent, to be held as Collateral pursuant to this Agreement. In the event that a Default or an Event of Default shall have occurred and be continuing, upon the request of Agent, any Instrument, Certificated Security or Chattel Paper not theretofore delivered to Agent and at such time being held by any Grantor shall be immediately delivered to Agent, duly indorsed in a manner satisfactory to Agent, to be held as Collateral pursuant to this Agreement and in the case of Electronic Chattel Paper, the applicable Grantor shall cause Agent to have control thereof within the meaning set forth in Section 9-105 of the Code.

5.2. Maintenance of Perfected Security Interest; Further Documentation.

(a) Subject to Section 6.8 of the Credit Agreement and except as expressly permitted by this Agreement, the Credit Agreement, or the other Loan Documents, such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.2 and shall use commercially reasonable efforts to defend such security interest against the claims and demands of all Persons whomsoever.

(b) Upon the reasonable written request of Agent, such Grantor will furnish to Agent and Lenders from time to time reasonably detailed statements and schedules further identifying and describing the assets and property of such Grantor .

(c) Subject to Section 6.8 of the Credit Agreement, at any time and from time to time, upon the reasonable written request of Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including (i) filing any financing or continuation statements under the Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby, and (ii) in the case of Investment Property, Deposit Accounts, Electronic Chattel Paper and Letter of Credit Rights and any other relevant Collateral, taking any actions necessary to enable Agent to obtain “control” (within the meaning of Code) with respect thereto, in each case pursuant to documents in form and substance reasonably satisfactory to Agent, provided that so long as no Event of Default has occurred and is continuing, no Grantor shall be required to cause the Agent to have control over such Investment Property, Electronic Chattel Paper, Letter of Credit Rights or other relevant Collateral (other than any Deposit Account) having a value less than $200,000 individually or $500,000 in the aggregate.

(d) Such Grantor authorizes Agent to, at any time and from time to time, at such Grantor’s expense, file financing statements, continuation statements, and amendments thereto that describe the Collateral (including describing the Collateral as “all assets” of each Grantor, or words of similar effect), and which contain any other information required pursuant to the Code for the sufficiency of the applicable filing office acceptance of any financing statement, continuation statement, or amendment, and each Grantor agrees to furnish any such information to Agent promptly upon request. While an Event of Default is continuing, any such financing statement, continuation statement, or amendment may be signed (to the extent signature of a Grantor is required under applicable law) by Agent on behalf of any Grantor and may be filed in any applicable jurisdiction.

(e) Subject to Section 6.8 of the Credit Agreement, such Grantor shall, at any time and from time to time, upon reasonable request of Agent use commercially reasonable efforts (i) to obtain an acknowledgement, in form and substance reasonably satisfactory to Agent, of any bailee having possession of any of the Collateral (provided that such Grantor shall not be required to obtain any such acknowledgement as it relates to Collateral having a value less than $200,000 individually or $500,000 in the aggregate unless otherwise required by Agent in writing at any time following the occurrence and continuance of an Event of Default), stating that the bailee holds such Collateral for Agent, and (ii) otherwise to ensure the continued perfection and priority of Agent’s security interest in any of the Collateral and of the preservation of its rights therein to the extent required by this Agreement and the Credit Agreement.

5.3. Changes in Locations, Name, etc. Except as permitted by the Credit Agreement, each Grantor shall not, except upon 5 days’ prior written notice to Agent and delivery to Agent of (a) all additional financing statements and other documents reasonably requested by Agent as to the validity, perfection and priority of the security interests provided for herein and (b) if applicable and requested by Agent, a written supplement to Schedule 3 showing any additional location at which Inventory or Equipment having a fair market value greater than $200,000 at any single location shall be kept:

(i) permit any of the Inventory or Equipment to be kept at a location other than those listed on Schedule 3; provided, that up to $200,000 in fair market value of any such Inventory and Equipment may be kept at any other single location with an aggregate limit of up to $500,000 in fair market value of any such Inventory and Equipment at all such other locations;

(ii) change the location of its chief executive office from that specified on Schedule 2 or in any subsequent notice delivered pursuant to this Section 5.3; or

(iii) change its name, identity, corporate structure (including without limitation, the merger into or with any other Person) or its jurisdiction of organization in a manner which might make any financing statement filed hereunder incorrect or misleading.

5.4. Investment Property.

(a) If such Grantor shall become entitled to receive or shall receive any certificate, option or rights in respect of the equity interests of any Issuer which constitutes Collateral, whether in addition to, in substitution of, as a conversion of, or in exchange for, any of the Pledged Equity, or otherwise in respect thereof, such Grantor shall accept the same as the agent of Agent and Lenders, hold the same in trust for the benefit of the Agent and Lenders, notify Agent in writing of such receipt or entitlement, and, if requested by Agent, deliver the same forthwith to Agent in the exact form received, duly indorsed (but without any representation or warranty) by such Grantor to Agent, if required, together with an undated instrument of transfer covering such certificate duly executed in blank by such Grantor and with, if Agent so reasonably requests, signature guaranteed, to be held by Agent, subject to the terms hereof, as additional Collateral for the Secured Obligations. Upon the occurrence and during the continuance of an Event of Default and after Borrower’s receipt of notice from the Agent, (i) any sums paid upon or in respect of the Investment Property upon the liquidation or dissolution of any Issuer shall be paid over to Agent to be held, at Agent’s option, either by it hereunder as additional Collateral for the Secured Obligations or applied to the Secured Obligations as provided in Section 6.5, and (ii) in case any distribution of capital shall be made on or in respect of the Investment Property or any property shall be distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected Lien in favor of Agent, be delivered to Agent to be held, at Agent’s option, either by it hereunder as additional Collateral for the Secured Obligations or applied to the Secured Obligations as provided in Section 6.5. Upon the occurrence and during the continuance of an Event of Default, if any sums of money or property so paid or distributed in respect of the Investment Property shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to Agent, hold such money or property in trust for Agent and Lenders, segregated from other funds of such Grantor, as additional Collateral for the Secured Obligations.

(b) Without the prior written consent of Agent, such Grantor will not, so long as an Event of Default has occurred and is continuing and to the extent permitted by the Credit Agreement, (i) vote to enable, or take any other action to permit, any Issuer of Investment Property to issue any equity interests of any nature or to issue any other securities or interests convertible into or granting the right to purchase or exchange for any equity interests of any nature of any Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Investment Property or Proceeds thereof (except pursuant to a transaction expressly permitted by the Credit Agreement), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for Permitted Liens, or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or Agent to sell, assign or transfer any of the Investment Property or Proceeds thereof, except, with respect to such Investment Property, shareholders’ agreements entered into by such Grantor with respect to Persons in which such Grantor maintains an ownership interest of 50% or less.

(c) In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify Agent promptly in writing of the occurrence of any of the events described in Section 5.4(a) with respect to the Investment Property issued by it and (iii) the terms of Section 6.3(c) shall apply to such Grantor with respect to all actions that may be required of it pursuant to Section 6.3(c) regarding the Investment Property issued by it.

5.5. Receivables.

(a) Other than in the ordinary course of business or in such Grantor’s reasonable business judgment, without the prior written consent of Agent, such Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could materially adversely affect the value thereof, to the extent that any action in clauses (i)—(iv) above could reasonably be expected to have a Material Adverse Effect.

(b) Such Grantor will deliver to Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than $200,000 of the aggregate amount of the then outstanding Receivables for all Grantors.

5.6. Intellectual Property.

(a) Except as permitted pursuant to the Credit Agreement, such Grantor will not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any Trademark pledged as Collateral may become invalidated or impaired in any way, to the extent that any such action could reasonably be expected to have a Material Adverse Effect.

(b) Except as permitted pursuant to the Credit Agreement, such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any Patent pledged as Collateral may become forfeited, abandoned or dedicated to the public, to the extent such act or omission could reasonably be expected to have a Material Adverse Effect.

(c) Except as permitted pursuant to the Credit Agreement, such Grantor will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of such Copyrights pledged as Collateral may become invalidated or otherwise impaired and which could reasonably be expected to have a Material Adverse Effect. Such Grantor will not (either itself or through licensees) do any act whereby any material portion of such Copyrights may fall into the public domain and which could reasonably be expected to have a Material Adverse Effect.

(d) Such Grantor (either itself or through licensees) will not do any act that knowingly uses any Intellectual Property to infringe the intellectual property rights of any other Person except as could not reasonably be expected to have a Material Adverse Effect.

(e) Such Grantor will notify Agent and Lenders promptly if it knows, or has reason to know, that any application or registration relating to any Intellectual Property pledged as Collateral may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office, or any court or tribunal in any country) regarding, such Grantor’s ownership of, or the validity of, any such Intellectual Property or such Grantor’s right to register the same or to own and maintain the same, except to the extent that such forfeiture, abandonment or dedication, or adverse determination or development would not reasonably be expected to have a Material Adverse Effect.

(f) Whenever any Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office, or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to Agent concurrently with the next delivery of financial statements of Borrower and its Subsidiaries pursuant to Section 6.1.1 of the Credit Agreement. Upon the request of Agent and subject to Section 6.8 of the Credit Agreement, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as Agent may reasonably request to evidence Agent’s and Lenders’ security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

(g) Except to the extent permitted pursuant to the Credit Agreement, such Grantor will take all reasonable and necessary steps to maintain and pursue each application referred to in Section 5.6(f), (and to obtain the relevant registration), except to the extent the failure to maintain and pursue such application would not reasonably be expected to have a Material Adverse Effect, and to maintain each registration of all Intellectual Property owned by it, except to the extent that the failure to maintain registration of all Intellectual Property owned by it would not reasonably be expected to have a Material Adverse Effect.

(h) In the event that any Intellectual Property pledged as Collateral is infringed upon or misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, to the extent, in its reasonable judgment, such Grantor determines it appropriate under the circumstances, sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution and such Grantor shall promptly notify the Agent thereof.

5.7. Deposit Accounts and Other Accounts. Each Grantor hereby authorizes the financial institutions at which such Grantor maintains a Deposit Account, other bank account, securities account or other account (other than Exempt Accounts) to provide Agent with such information with respect to such account as Agent may from time to time reasonably request, and each Grantor hereby consents to such information being provided to Agent. Such Grantor will use commercially reasonable efforts to promptly cause each financial institution at which such Grantor maintains a Deposit Account or other account to enter into a control agreement or other similar agreement with Agent and such Grantor, in form and substance reasonably satisfactory to Agent, in order to give Agent “control” (within the meaning set forth in Section 9-104 of the Code) of such account, except for Exempt Accounts.

5.8. Other Matters. Grantor shall use commercially reasonable efforts to deliver to Agent, at Agent’s request, a Collateral Access Agreement with respect to (a) each bailee with which such Grantor keeps Collateral as of the Closing Date having a fair market value in excess of $200,000 and (b) each landlord which leases real property (and the accompanying facilities) to such Grantor as of the Closing Date at which it maintains its chief executive office or a substantial amount of its books or records. If such Grantor shall (x) cause to be delivered Inventory or other property constituting Collateral having a fair market value in excess of $200,000 to any bailee after the Closing Date Date, such Grantor shall use commercially reasonable efforts to deliver, on or prior to such delivery, a signed Collateral Access Agreement from such bailee or (y) enter into any lease for real property after the Closing Date at which it maintains its chief executive office or a substantial amount of its books and records, such Grantor use commercially reasonable efforts to deliver, prior to the first day of the term of such lease, a signed Collateral Access Agreement from such landlord.

5.9. Commercial Tort Claims. If any Grantor shall at any time acquire any Commercial Tort Claim with a value greater than $200,000, such Grantor shall promptly notify Agent thereof in writing, therein providing a reasonable description and summary thereof, and upon delivery thereof to Agent, such Grantor shall be deemed to thereby grant to Agent (and such Grantor hereby grants to Agent), for the benefit of Agent and Lenders, a security interest in such Commercial Tort Claim and all proceeds thereof, and subject to Section 6.8 of the Credit Agreement, such Grantor shall execute such documentation as Agent shall reasonably require in order to document and effectuate such grant of a security interest.

6. Remedial Provisions.

6.1. Certain Matters Relating to Receivables.

(a) After the occurrence and during the continuance of an Event of Default, Agent shall have the right to make test verifications of the Receivables pledged as Collateral in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information Agent may reasonably require in connection with such test verifications. After the occurrence and during the continuance of an Event of Default, upon Agent’s reasonable request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others reasonably satisfactory to Agent to furnish to Agent reports showing reconciliations, agings and test verifications of, and trial balances for, such Receivables.

(b) If required by Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables pledged as Collateral, when collected or received by or on behalf of any Grantor, (i) shall be forthwith (and, in any event, within 2 Business Days) deposited by such Grantor in the exact form received, duly indorsed (but without any representation or warranty) by such Grantor to Agent if required, in a collateral account maintained under the sole dominion and control of Agent, for application to the Secured Obligations in accordance with Section 6.5, and (ii) until so turned over, shall be held by such Grantor in trust for Agent and Lenders, segregated from other funds of such Grantor. In connection with each such deposit of Proceeds of such Receivables such Grantor shall deliver to Agent a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(c) After the occurrence and during the continuance of an Event of Default, at Agent’s request, each Grantor shall deliver to Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to such Receivables, including all original orders, invoices and shipping receipts.

6.2. Communications with Obligors; Grantors Remain Liable.

(a) Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables pledged as Collateral to verify with them to Agent’s reasonable satisfaction the existence, amount and terms of such Receivables.

(b) Upon the request of Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on such Receivables that such Receivables have been assigned to Agent for the benefit of Agent and Lenders and that payments in respect thereof shall be made directly to Agent.

(c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable in respect of each of the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither Agent nor any Lender shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by Agent or any Lender of any payment relating thereto, nor shall Agent or any Lender be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(d) Solely for the purpose of enabling Agent to exercise rights and remedies under this Agreement and while an Event of Default is continuing, each Grantor hereby grants to Agent, for the benefit of Agent and Lenders, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, license or sublicense any Intellectual Property that constitutes part of the Collateral now owned or hereafter acquired by such Grantor, to the extent such Intellectual Property may be so licensed or sublicensed, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

6.3. Investment Property.

(a) Unless an Event of Default shall have occurred and be continuing and Agent shall have given notice to the relevant Grantor of Agent’s intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to receive all cash dividends and distributions, payments and Proceeds paid in respect of the Pledged Equity, the Pledged Notes and all other Investment Property that constitutes Collateral, to the extent permitted in the Credit Agreement, and to exercise all voting and other rights and any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Equity, Pledged Notes and Investment Property (including the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other structure of any Issuer, or upon the exercise by such Grantor of any right, privilege or option pertaining to such Pledged Equity, Pledged Notes or Investment Property, and in connection therewith, the right to deposit and deliver any and all of such Pledged Equity, Pledged Notes and Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as such Grantor may determine); provided, that no vote shall be cast or other right exercised or action taken which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

(b) If an Event of Default shall occur and be continuing, upon notice to the relevant Grantor, Agent shall have the right to (i) receive any and all cash dividends and distributions, payments or other Proceeds paid in respect of the Pledged Equity, the Pledged Notes and all other Investment Property pledged as Collateral and make application thereof to the Secured Obligations in accordance with Section 6.5, (ii) register any or all of such Investment Property in the name of Agent or its nominee, (iii) exercise, or permit its nominee to exercise, all voting and other rights pertaining to such Investment Property, and (iv) exercise, or permit its nominee to exercise, any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other structure of any Issuer, or upon the exercise by any Grantor or Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of such Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as Agent may determine), all without liability except to account for property actually received by it, but Agent shall have no duty to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c) Each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder to (i) comply with any instruction received by it from Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement and the Credit Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends, distributions or other payments with respect to the Investment Property directly to Agent.

6.4. Proceeds to be Turned Over To Agent. In addition to the rights of Agent specified in Section 6.1 with respect to payments of Receivables pledged as Collateral, if an Event of Default shall occur and be continuing, all such Proceeds of Collateral received by or on behalf of any Grantor consisting of cash, checks and other cash equivalent items shall be held by such Grantor in trust for Agent and Lenders, and shall, at the written request of Agent, be segregated from other funds of such Grantor and forthwith upon receipt by such Grantor, be turned over to Agent in the exact form received by such Grantor (duly indorsed (but without any representation or warranty) by such Grantor to Agent, if required). All Proceeds received by Agent hereunder shall be applied to the Secured Obligations as provided in Section 6.5.

6.5. Application of Proceeds. If an Event of Default shall have occurred and be continuing, Agent shall apply all or any part of Proceeds of Collateral held in any collateral account established pursuant hereto or otherwise received by Agent to the payment of the Secured Obligations in the manner set forth in Section 2.9.2 of the Credit Agreement.

6.6. Code and Other Remedies. If an Event of Default shall occur and be continuing, Agent, on behalf of Agent and Lenders, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the Code, or any other applicable foreign or domestic law. Without limiting the generality of the foregoing, if an Event of Default shall occur or be continuing, Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery with assumption of any credit risk. Agent may disclaim any warranties that might arise in connection with any such lease, assignment, grant of option or other disposition of Collateral and have no obligation to provide any warranties at such time. Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Such sales may be adjourned and continued from time to time with or without notice. Agent shall have the right to conduct such sales on any Grantor’s premises or elsewhere and shall have the right to use any Grantor’s premises without charge for such time or times as Agent deems necessary or advisable. Each Grantor further agrees after an Event of Default has occurred and is continuing, at Agent’s request, to assemble the Collateral and make it available to Agent at places which Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of Agent and Lenders hereunder, including reasonable attorneys’ fees and disbursements, to the payment of the Secured Obligations in the manner set forth in Section 2.9.2 of the Credit Agreement. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against Agent or any Lender arising out of the exercise by them of any rights hereunder, except to the extent such claims, damages or demands arise from the gross negligence or willful misconduct of the Agent or Lenders as determined by a court of competent jurisdiction in a non-appealable order. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper so long as (a) it is given at least 15 days before such sale or other disposition, and (b) contains such information as may be prescribed by applicable law.

6.7. Pledged Equity. Each Grantor recognizes that Agent may be unable to effect a public sale of any or all the Pledged Equity, by reason of certain prohibitions contained in the Securities Act and other applicable securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. Agent shall be under no obligation to delay a sale of any of the Pledged Equity for the period of time necessary to permit the Issuer thereof to register such securities or other interests for public sale under the Securities Act, or other applicable state securities laws, even if such Issuer would agree to do so.

6.8. Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient for the Secured Obligations to be Paid in Full and the fees and disbursements of any attorneys employed by Agent or any Lender to collect such deficiency.

6.9. Permitted Licenses. Agent hereby covenants and agrees that in connection with any foreclosure or other exercise of Agent’s rights with respect to Permitted Licenses, Agent shall not terminate, limit, or otherwise adversely affect the rights of the licensees or sublicensees under such Permitted Licenses, so long as such licensee or sublicensee is not then otherwise in default under the applicable Permitted License in a way that would permit the applicable licensor to terminate such Permitted License.

6.10. Actions in Concert. Section 9.12 of the Credit Agreement shall be incorporated herein by reference.

7. Agent.

7.1. Agent’s Appointment as Attorney-in-Fact, etc.

(a) Effective upon the occurrence of any Event of Default and for so long as such Event of Default is continuing, each Grantor hereby irrevocably constitutes and appoints Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact and proxy with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of strictly carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives Agent the power and right, on behalf of and at the expense of such Grantor, without notice to or assent by such Grantor, to do any or all of the following to the extent otherwise expressly permitted by the terms of this Agreement and the Credit Agreement (including the satisfaction of any requirement to give notice to such Grantor prior to doing any of the following):

(i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse (but without any representation or warranty) and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise reasonably deemed appropriate by Agent for the purpose of collecting any and all such moneys due under any Receivable pledged as Collateral or with respect to any other Collateral whenever payable;

(ii) in the case of any Intellectual Property pledged as Collateral, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as Agent may reasonably request to evidence Agent’s security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii) discharge Liens (other than Permitted Liens) levied or placed on or threatened against the Collateral, and effect any repairs or insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iv) execute, in connection with any sale provided for in Section 6.6 or 6.7, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v) (A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to Agent or as Agent shall direct; (B) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) sign and indorse (but without any representation or warranty) any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (E) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (F) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as Agent may deem appropriate; (G) assign any Copyright, Patent or Trademark pledged as Collateral, throughout the world for such term or terms, on such conditions, and in such manner, as Agent shall in its sole discretion determine; (H) vote any right or interest with respect to any Investment Property pledged as Collateral; (I) order good standing certificates and conduct lien searches in respect of such jurisdictions or offices as Agent may deem appropriate; and (J) generally sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Agent were the absolute owner thereof for all purposes, and do, at Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which Agent deems necessary to protect, preserve or realize upon the Collateral and Agent’s security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

(b) THE POWER-OF-ATTORNEY AND PROXY GRANTED HEREBY IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW. SUCH PROXY SHALL BE EFFECTIVE AUTOMATICALLY UPON THE OCCURRENCE AND DURING THE CONTINUATION OF ANY EVENT OF DEFAULT AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY INVESTMENT PROPERTY ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF THE INVESTMENT PROPERTY OR ANY OFFICER OR AGENT THEREOF). Each Grantor acknowledges and agrees that in any event such power-of-attorney and proxy is intended to and shall, to the fullest extent permitted by applicable law, be valid and irrevocable until (x) the Secured Obligations have been Paid in Full and (y) Lenders and Agent have no further obligations under the Loan Documents (excluding any obligations under the Residual Royalty Agreement). Such power-of-attorney and proxy shall be valid and irrevocable as provided herein notwithstanding any limitations to the contrary set forth in the charter, bylaws or other organizational documents of the relevant entities.

(c) Upon exercise of the proxy set forth herein, all prior proxies given by any Grantor with respect to any of the Investment Property pledged as Collateral (other than to Agent or otherwise pursuant to the Loan Documents) are hereby revoked, and until the Secured Obligations are Paid in Full, no subsequent proxies (other than to Agent or otherwise under the Loan Documents) will be given with respect to any of such Investment Property. To the extent permitted by this Agreement, Agent, as proxy, will be empowered and may exercise the irrevocable proxy to vote such Investment Property at any and all times, including but not limited to, at any meeting of shareholders, partners or members, as the case may be, however called, and at any adjournment thereof, or in any action by written consent, and may waive any notice otherwise required in connection therewith. To the fullest extent permitted by applicable law, Agent shall have no agency, fiduciary or other implied duties to any Grantor or any other party when acting in its capacity as such attorney-in-fact or proxy. Each Grantor hereby waives and releases any claims that it may otherwise have against Agent with respect to any breach or alleged breach of any such agency, fiduciary or other duty, other than claims resulting from the gross negligence or willful misconduct of Agent as determined by a court of competent jurisdiction in a non-appealable order. Notwithstanding the foregoing grant of a power of attorney and proxy, Agent shall have no duty to exercise any such right or to preserve the same and shall not be liable for any failure to do so or for any delay in doing so.

(d) Anything in Section 7.1(a) to the contrary notwithstanding, Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1 unless an Event of Default shall have occurred and be continuing.

(e) If any Grantor fails to perform or comply with any of its agreements contained herein, Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement at such Grantor’s sole cost and expense.

(f) Each Grantor hereby ratifies that such attorneys shall be authorized hereunder to lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

7.2. Duty of Agent. Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as Agent deals with similar property for its own account. Neither Agent or any Lender nor any of their respective officers, directors, employees or agents shall be liable for any failure to demand, collect or realize upon any of the Collateral or for any delay in doing so (except to the extent Agent, such Lender or such officers, directors, employees or agents acted with gross negligence or in willful misconduct as determined by a court of competent jurisdiction in a non-appealable order) or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on Agent and Lenders hereunder are solely to protect Agent’s and Lenders’ interests in the Collateral and shall not impose any duty upon Agent or any Lender to exercise any such powers. Agent and Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except to the extent Agent or a Lender (or such officer, director, employee or agent) acted with gross negligence or in willful misconduct as determined by a court of competent jurisdiction in a non-appealable order.

7.3. Photocopy of this Agreement. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

7.4. Authority of Agent. Each Grantor acknowledges that the rights and responsibilities of Agent under this Agreement with respect to any action taken by Agent or the exercise or non-exercise by Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between Agent and Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between Agent and the Grantors, Agent shall be conclusively presumed to be acting as agent for Lenders with full and valid authority to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

8. Miscellaneous.

8.1. [Reserved].

8.2. Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.1 of the Credit Agreement.

8.3. Notices. All notices, requests and demands to or upon Agent or any Grantor hereunder shall be effected in the manner provided for in Section 10.2 of the Credit Agreement and each such notice, request or demand to or upon any Grantor shall be addressed to such Grantor in care of Borrower at Borrower’s notice address set forth on Schedule 1.

8.4. Indemnification by Grantors. Each Grantor hereby agrees, on a joint and several basis, to indemnify, exonerate and hold Agent, each Lender and each of the officers, directors, employees, Affiliates and agents of Agent and each Lender (each a “Lender Party” and collectively, the “Lender Parties”) free and harmless from and against any and all actions, causes of action, suits, losses, liabilities, damages and expenses, including Legal Costs, but expressly excluding any consequential, special or lost profits damages (collectively, the “Indemnified Liabilities”), incurred by Lender Parties or any of them as a result of, or arising out of, or relating to any act or omission by Borrower or any of its officer, directors, agents, including without limitation (a) any tender offer, merger, purchase of equity interests, purchase of assets or other similar transaction financed or proposed to be financed in whole or in part, directly or indirectly, with the proceeds of any of the Loans, (b) the use, handling, release, emission, discharge, transportation, storage, treatment or disposal of any hazardous substance at any property owned or leased by any Grantor or any Subsidiary, (c) any violation of any Environmental Laws with respect to conditions at any property owned or leased by any Grantor or any Subsidiary or the operations conducted thereon, (d) the investigation, cleanup or remediation of offsite locations at which any Grantor or any Subsidiary or their respective predecessors are alleged to have directly or indirectly disposed of hazardous substances, or (e) the execution, delivery, performance or enforcement of this Agreement or any other Loan Document by any Lender Party, except, in each case, to the extent any such Indemnified Liabilities result from the applicable Lender Party’s own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a non-appealable order. If and to the extent that the foregoing undertaking may be unenforceable for any reason, each Grantor hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The agreements in this Section 8.4 shall survive repayment of the Secured Obligations, any foreclosure under, or any modification, release or discharge of, any or all of the Collateral Documents and termination of this Agreement.

8.5. Enforcement Expenses.

(a) Each Grantor agrees, on a joint and several basis, to pay or reimburse on demand each Lender and Agent for all reasonable out-of-pocket costs and expenses (including Legal Costs) incurred in collecting against any Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents in accordance with Section 10.4 of the Credit Agreement.

(b) Each Grantor agrees to pay, and to save Agent and Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(c) The agreements in this Section 8.5 shall survive repayment of the Secured Obligations, any foreclosure under, or any modification, release or discharge of, any or all of the Collateral Documents and termination of this Agreement.

8.6. Captions. Captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

8.7. Nature of Remedies. All Secured Obligations of each Grantor and rights of Agent and Lenders expressed herein or in any other Loan Document shall be in addition to and not in limitation of those provided by applicable law. No failure to exercise and no delay in exercising, on the part of Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

8.8. Counterparts; Electronic Signatures. This Agreement may be executed in counterparts with the same effect as if all parties had executed the same document. All counterparts shall be construed together and shall constitute a single agreement. Further, the parties hereto consent and agree that this Agreement may be signed and/or transmitted by e-mail of any .pdf file, .jpeg file, or any other electronic or image file, or any “electronic signature” as defined under the U.S. Electronic Signatures in Global and National Commerce Act or the New York Electronic Signatures and Records Act, which includes any electronic signature provided using Orbit, Adobe Sign, DocuSign, or any other similar platform identified by the parties hereto and reasonably available at no undue burden or expense to the Agent), except to the extent the Agent requires otherwise. Any such electronic signatures shall be valid, effective and legally binding as if such electronic signatures were handwritten signatures and shall be deemed to have been duly and validly delivered for all purposes hereunder. No party hereto shall raise the use of e-mail or other electronic transmission to deliver a signature or the fact that any signature or agreement or amendment was transmitted or communicated through the use of e-mail or other electronic transmission as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

8.9. Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

8.10. Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the parties hereto and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof and any prior arrangements made with respect to the payment by any Grantor of (or any indemnification for) any fees, costs or expenses payable to or incurred (or to be incurred) by or on behalf of Agent or Lenders.

8.11. Successors; Assigns. This Agreement shall be binding upon Grantors, Lenders and Agent and their respective successors and assigns, and shall inure to the benefit of Grantors, Lenders and Agent and the successors and assigns of Lenders and Agent. No other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. No Grantor may assign or transfer any of its rights or Obligations under this Agreement without the prior written consent of Agent.

8.12. Governing Law. THIS AGREEMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

8.13. Forum Selection; Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH PARTY HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. EACH PARTY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, U.S. FIRST CLASS POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. EACH PARTY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

8.14. Waiver of Jury Trial. EACH GRANTOR, AGENT AND EACH LENDER, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

8.15. Set-off. Each Grantor agrees that Agent and each Lender have all rights of set-off and bankers’ lien provided by applicable law, and in addition thereto, each Grantor agrees that at any time any Event of Default has occurred and is continuing, Agent and each Lender may apply to the payment of any Secured Obligations, whether or not then due, any and all balances, credits, deposits, accounts or moneys of such Grantor then or thereafter with Agent or such Lender.

8.16. Acknowledgements. Each Grantor hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b) it has received a fully executed copy of this Agreement;

(c) neither Agent nor any Lender has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and Agent and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(d) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among Lenders or among the Grantors and Lenders.

8.17. Additional Grantors. Each Loan Party that is required to become a party to this Agreement pursuant to Sections 6.8 and 7.14 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Loan Party of a joinder agreement in the form of Annex I hereto.

8.18. Releases.

(a) At such time as the Secured Obligations have been Paid in Full, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights in and to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, Agent shall deliver to the Grantors any Collateral held by Agent hereunder, and execute and deliver to the Grantors such documents as the Grantors shall reasonably request to evidence such termination.

(b) If any of the Collateral shall be sold or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of Borrower, a Guarantor shall be released from its obligations hereunder in the event that all the equity interests of such Guarantor shall be sold, transferred, liquidated, dissolved or otherwise disposed of in a transaction permitted by the Credit Agreement.

8.19. Obligations and Liens Absolute and Unconditional. Each Grantor understands and agrees that the obligations of each Grantor under this Agreement shall be construed as continuing, absolute and unconditional without regard to (a) the validity or enforceability of any Loan Document, any of the Secured Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Grantor or any other Person against Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of any Grantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of any Grantor for the Secured Obligations, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Grantor, Agent or any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any other Grantor or any other Person or against any collateral security or guarantee for the Secured Obligations or any right of offset with respect thereto, and any failure by Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from any other Grantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any other Grantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Grantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of Agent or any Lender against any Grantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

8.20. Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor or any Issuer for liquidation or reorganization, should any Grantor or any Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s or any Issuer’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference”, “fraudulent conveyance”, or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

8.21. Conflicting Terms. In the event of any conflict or inconsistency between the terms of this Agreement and the terms of the Credit Agreement, the terms of the Credit Agreement shall control.

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Each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

GRANTORS:

ACER THERAPEUTICS INC., a Delaware corporation

By:	/s/ Chris Schelling
Name:	Chris Schelling
Title:	Chief Executive Officer

AGENT:

SWK FUNDING LLC, as Agent

By: SWK Holdings Corporation, its sole Manager

By:	/s/ Winston Black
Name:	Winston Black
Title:	Chief Executive Officer